Exhibit 99.1

FOR IMMEDIATE RELEASE

SpartanNash Announces Fourth Quarter and Fiscal 2024 Results

Growth and Cost Savings Contributed Significantly to Fourth Quarter Profitability and Cash Flow

Building on Year-End Momentum, Company Provides Robust Fiscal 2025 Outlook

GRAND RAPIDS, Mich. – Feb. 12, 2025 – Food solutions company SpartanNash (the "Company") (Nasdaq: SPTN) today reported financial results for its 12-week fourth quarter and 52-week fiscal year ended Dec. 28, 2024.

"I am incredibly proud of the progress the team made on our strategic plan in 2024, achieving our third consecutive year of record adjusted EBITDA, bolstered by the delivery of our margin-enhancing programs a year ahead of schedule," said SpartanNash President and CEO Tony Sarsam. "We are energized by the momentum going into 2025, especially as we integrate the recently acquired grocery and c-store businesses – Fresh Encounter and Markham – into our retail portfolio. We are also investing into organic growth, fueled by a continued focus on our transformational initiatives, which are expected to further drive results, capture additional cost savings, enhance margin, and maximize long-term shareholder value."

Fourth Quarter Fiscal 2024 Highlights(1)

•
Net sales increased 0.7% to $2.26 billion, driven by an increase in volume in the Retail segment, partially offset by lower volume in the Wholesale segment.
o
Wholesale segment net sales decreased 2.1% to $1.56 billion primarily due to reduced case volumes in both the independent retailers and national accounts customer channels.
o
Retail segment net sales increased 7.7% to $697.1 million, while comparable store sales were down 0.7%. Incremental sales from stores acquired in fiscal 2024 more than offset lower consumer demand trends.
•
Net loss of $1.04 per diluted share, compared to net earnings of $0.30 per diluted share.
o
The decrease included the write-off of $45.7 million of goodwill within the Retail segment.
•
Adjusted EPS(2) of $0.42, compared to $0.35. Adjusted EBITDA(3) of $58.6 million, compared to $53.6 million.
o
These increases were driven by higher gross margin rates in both segments, including benefits from the merchandising transformation, and contributions from recently acquired retail stores. The increase was partially offset by lower case volumes within the Wholesale segment, as well as higher corporate administrative expenses.
o
These measures exclude, among other items, restructuring and asset impairment charges and the impact of the LIFO provision.

Fiscal 2024 Highlights(4)

•
Net sales decreased 1.9% to $9.55 billion.
o
Wholesale segment net sales decreased 3.0% to $6.71 billion.
o
Retail segment net sales increased 1.1% to $2.84 billion, while comparable store sales decreased 1.7%.
•
Net earnings of $0.01 per diluted share decreased compared to $1.50 per diluted share.
•
Adjusted EPS(2) of $2.03 decreased from $2.18. Adjusted EBITDA(3) of $258.5 million increased from $257.4 million.
•
Cash generated from operating activities of $205.9 million compared to $89.3 million. The 130.5% increase in cash from operating activities is due primarily to working capital improvements.
•
Net long-term debt(5) to adjusted EBITDA(5) ratio of 2.8x increased from 2.4x at the end of the third quarter, due to inorganic growth investments in the fourth quarter.
•
Capital expenditures and IT capital(6) of $144.4 million compared to $127.4 million.
•
Returned $45.0 million to shareholders through $15.1 million in share repurchases and $29.9 million in dividends.
(1)
All comparisons are for the fourth quarter of 2024 compared with the fourth quarter of 2023, unless otherwise noted.
(2)
A reconciliation of net (loss) earnings to adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), a non-GAAP financial measure, is provided in Table 3.
(3)
A reconciliation of net (loss) earnings to adjusted EBITDA, a non-GAAP financial measure, is provided in Table 2.
(4)
All comparisons are for the fiscal year 2024 compared with the fiscal year 2023, unless otherwise noted.
(5)
A reconciliation of long-term debt and finance lease obligations to net long-term debt and Net Earnings to Adjusted EBITDA, non-GAAP financial measures, are provided in Table 4.
(6)
A reconciliation of purchases of property and equipment to capital expenditures and IT capital, a non-GAAP financial measure, is provided in Table 5.

Fiscal 2025 Outlook

The following table provides the Company’s guidance for fiscal 2025:

	Fiscal 2024	Fiscal 2025 Outlook
	52 Weeks	53 Weeks
(In millions, except adjusted EPS(2))	Actual	Low	High
Total net sales	$9,549	$9,800	$10,000
Adjusted EBITDA(3)	$258	$263	$278
Adjusted EPS(2)	$2.03	$1.60	$1.85
Capital expenditures and IT capital(6)	$144	$150	$165

Guidance incorporates both the investments and benefits from the Company’s long-term strategic initiatives, including all transformational programs and tuck-in acquisitions. The adjusted EPS guidance also reflects an approximate $0.30 impact due to an increase in non-cash expenses primarily depreciation and amortization, as well as incremental interest costs associated with recent acquisitions and capital investments. The Company estimates that the 53rd week will contribute net sales of $0.2 billion, adjusted EBITDA of $4.0 million and adjusted EPS of $0.06.

Conference Call & Supplemental Earnings Presentation

The Company will host a conference call to discuss its quarterly results with additional comments and details on Wednesday, Feb. 12, 2025, at 8:30 a.m. ET. There will also be a simultaneous, live webcast made available on SpartanNash's website at corporate.spartannash.com/events under the "Investors" section and will remain archived on the Company's website through Wednesday, Feb. 26, 2025.

A supplemental quarterly earnings presentation will also be available on the Company’s website at corporate.spartannash.com/investor-presentations.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. Committed to fostering a People First culture, the SpartanNash family of Associates is 20,000 strong. SpartanNash operates two complementary business segments – food wholesale and grocery retail. Its global supply chain network serves wholesale customers that include independent and chain grocers, national retail brands, e-commerce platforms, and U.S. military commissaries and exchanges. The Company distributes products for every aisle in the grocery store, from fresh produce to household goods to its OwnBrands, which include the Our Family® portfolio of products. On the retail side, SpartanNash operates nearly 200 brick-and-mortar grocery stores, primarily under the banners of Family Fare, Martin’s Super Markets and D&W Fresh Market, in addition to dozens of pharmacies and fuel centers with convenience stores. Leveraging insights and solutions across its segments, SpartanNash offers a full suite of support services for independent grocers. For more information, visit spartannash.com.

Forward-Looking Statements

The matters discussed in this press release and in the Company's website-accessible conference calls with analysts and investor presentations include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements may be identifiable by words or phrases indicating that the Company or management "expects," "projects," "anticipates," "plans," "believes," "intends," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook," "trend," "guidance" or "target" is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in an extremely competitive industry; the Company's dependence on certain major customers; the Company's ability to implement its growth strategy and transformation initiatives; the Company's ability to implement its growth strategy through acquisitions and successfully integrate acquired businesses; disruptions to the Company's information security network, including security breaches and cyber-attacks; impacts to the availability and performance of the Company's information technology systems; changes in relationships with the Company's vendor base; changes in product availability and product pricing from vendors; macroeconomic uncertainty, including rising inflation, potential economic recession, and increasing interest rates; difficulty attracting and retaining well-qualified Associates and effectively managing increased labor costs; failure to successfully retain or manage transitions with executive leaders and other key personnel; changes in the geopolitical conditions; impairment charges for goodwill or other long-lived assets; impacts to the Company's business and reputation due to an increasing focus on environmental, social and governance matters; customers to whom the Company extends credit or for whom the Company guarantees loans may fail to repay the Company; disruptions associated with severe weather conditions and natural disasters, including effects from climate change; disruptions associated with disease outbreaks; the Company's ability to manage its private brand program for U.S. military commissaries, including the termination of the program or not achieving the desired results; the Company's level of indebtedness; interest rate fluctuations; the Company's ability to service its debt and to comply with debt covenants; changes in government regulations; labor relations issues; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; cost increases related to multi-employer pension plans; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this press release.

# # #

INVESTOR CONTACT:

Kayleigh Campbell

Head of Investor Relations

kayleigh.campbell@spartannash.com

MEDIA CONTACT:

Adrienne Chance

SVP and Chief Communications Officer

press@spartannash.com

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS

(Unaudited)

	12 Weeks Ended		52 Weeks Ended
	December 28,	December 30,	December 28,	December 30,
(In thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$2,261,624	$2,245,183	$9,549,324	$9,729,219
Cost of sales	1,897,122	1,906,214	8,036,826	8,243,663
Gross profit	364,502	338,969	1,512,498	1,485,556

Operating expenses
Selling, general and administrative	335,466	306,451	1,381,317	1,366,238
Acquisition and integration, net	(99)	1,157	3,113	3,416
Goodwill impairment	45,716	—	45,716	—
Restructuring and asset impairment, net	11,119	7,819	28,391	9,190
Total operating expenses	392,202	315,427	1,458,537	1,378,844

Operating (loss) earnings	(27,700)	23,542	53,961	106,712

Other expenses and (income)
Interest expense, net	10,884	9,669	44,827	39,887
Other, net	(77)	(790)	(1,891)	(3,300)
Total other expenses, net	10,807	8,879	42,936	36,587

(Loss) earnings before income taxes	(38,507)	14,663	11,025	70,125
Income tax (benefit) expense	(3,426)	4,358	10,726	17,888
Net (loss) earnings	$(35,081)	$10,305	$299	$52,237

Net (loss) earnings per basic common share	$(1.04)	$0.30	$0.01	$1.53

Net (loss) earnings per diluted common share	$(1.04)	$0.30	$0.01	$1.50

Weighted average shares outstanding:
Basic	33,609	34,039	33,793	34,211
Diluted	33,609	34,670	34,205	34,901

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 28,	December 30,
(In thousands)	2024	2023
Assets
Current assets
Cash and cash equivalents	$21,570	$17,964
Accounts and notes receivable, net	448,887	421,859
Inventories, net	546,312	575,226
Prepaid expenses and other current assets	75,042	62,440
Total current assets	1,091,811	1,077,489

Property and equipment, net	779,984	649,071
Goodwill	181,035	182,160
Intangible assets, net	117,821	101,535
Operating lease assets	327,211	242,146
Other assets, net	104,434	103,174

Total assets	$2,602,296	$2,355,575

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$485,017	$473,419
Accrued payroll and benefits	85,829	78,076
Other accrued expenses	61,993	57,609
Current portion of operating lease liabilities	49,562	41,979
Current portion of long-term debt and finance lease liabilities	12,838	8,813
Total current liabilities	695,239	659,896

Long-term liabilities
Deferred income taxes	91,010	73,904
Operating lease liabilities	305,051	226,118
Other long-term liabilities	26,537	28,808
Long-term debt and finance lease liabilities	740,969	588,667
Total long-term liabilities	1,163,567	917,497

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 33,752 and 34,610 shares outstanding	454,751	460,299
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive income	1,337	796
Retained earnings	287,402	317,087
Total shareholders’ equity	743,490	778,182

Total liabilities and shareholders’ equity	$2,602,296	$2,355,575

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	52 Weeks Ended
(In thousands)	December 28, 2024	December 30, 2023
Cash flow activities
Net cash provided by operating activities	$205,877	$89,327
Net cash used in investing activities	(247,025)	(116,517)
Net cash provided by financing activities	44,754	16,068
Net increase (decrease) in cash and cash equivalents	3,606	(11,122)
Cash and cash equivalents at beginning of the period	17,964	29,086
Cash and cash equivalents at end of the period	$21,570	$17,964

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings (Loss) by Segment

(Unaudited)

12 Weeks Ended					52 Weeks Ended
(In thousands)	December 28, 2024		December 30, 2023		December 28, 2024		December 30, 2023
Wholesale Segment:
Net sales	$1,564,574	69.2%	$1,598,169	71.2%	$6,709,305	70.3%	$6,919,217	71.1%
Operating earnings	18,300		21,681		97,423		87,701
Retail Segment:
Net sales	697,050	30.8%	647,014	28.8%	2,840,019	29.7%	2,810,002	28.9%
Operating (loss) earnings	(46,000)		1,861		(43,462)		19,011
Total:
Net sales	$2,261,624	100.0%	$2,245,183	100.0%	$9,549,324	100.0%	$9,729,219	100.0%
Operating (loss) earnings	(27,700)		23,542		53,961		106,712

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company also provides information regarding adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), net long-term debt, capital expenditures and IT capital, and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. The measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company’s performance against its peers. These measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

Current year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, organizational realignment, severance associated with cost reduction initiatives, a non-routine settlement gain with an insurance company related to a legal matter from a previously closed operation, operating and non-operating costs associated with the postretirement plan amendment and settlement and a non-operating benefit associated with a pension refund from an annuity provider. Current year organizational realignment includes consulting and severance costs associated with the Company’s change in its go-to-market strategy as part of its long-term plan, which relates to the reorganization of certain functions. Costs related to the postretirement plan amendment and settlement include operating and non-operating expenses associated with recognition of plan settlement losses and amortization of the prior service credit related to the amendment of the retiree medical plan, which are adjusted out of adjusted earnings from continuing operations. Postretirement plan amendment and settlement costs also include operating expenses related to payroll taxes which are adjusted out of all non-GAAP financial measures. The pension refund from an annuity provider is related to a terminated pension plan and is a non-operating benefit which is adjusted out of adjusted earnings from continuing operations.

Prior year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, organizational realignment, severance associated with cost reduction initiatives and a non-routine settlement related to a legal matter resulting from a previously closed operation and operating and non-operating costs associated with the postretirement plan amendment and settlement.

Each of these items are considered “non-operational” or “non-core” in nature.

The Company is unable to provide a full reconciliation of the GAAP to non-GAAP measures used in the Fiscal 2025 Outlook section of this press release without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company's normal operating activities. These adjustments may include, among other items, restructuring and asset impairment activity, acquisition and integration costs, severance, organizational realignment costs, and the impact of adjustments to the LIFO inventory reserve. This information is dependent upon future events, which may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2025.

Table 2: Reconciliation of Net (Loss) Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended		52 Weeks Ended
(In thousands)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net (loss) earnings	$(35,081)	$10,305	$299	$52,237
Income tax (benefit) expense	(3,426)	4,358	10,726	17,888
Other expenses, net	10,807	8,879	42,936	36,587
Operating (loss) earnings	(27,700)	23,542	53,961	106,712
Adjustments:
LIFO expense (benefit)	121	(6,341)	5,167	16,104
Depreciation and amortization	25,265	23,394	103,412	98,639
Acquisition and integration, net	(99)	1,157	3,113	3,416
Restructuring and goodwill / asset impairment, net	56,835	7,819	74,107	9,190
Cloud computing amortization	1,979	1,349	7,585	5,034
Organizational realignment, net	842	529	2,757	5,239
Severance associated with cost reduction initiatives	117	7	537	318
Stock-based compensation	2,604	2,463	10,743	12,536
Stock warrant	168	280	868	1,559
Non-cash rent	(398)	(505)	(2,679)	(2,599)
(Gain) loss on disposal of assets	(236)	(45)	(284)	259
Legal settlement	(900)	—	(900)	900
Postretirement plan amendment and settlement	—	—	99	94
Adjusted EBITDA	$58,598	$53,649	$258,486	$257,401
Wholesale:
Operating earnings	$18,300	$21,681	$97,423	$87,701
Adjustments:
LIFO expense (benefit)	517	(4,346)	4,378	12,388
Depreciation and amortization	13,165	12,370	54,291	51,535
Acquisition and integration, net	—	27	2,048	216
Restructuring and asset impairment, net	9,122	7,860	15,914	8,548
Cloud computing amortization	1,239	915	4,861	3,414
Organizational realignment, net	526	330	1,720	3,269
Severance associated with cost reduction initiatives	91	7	321	303
Stock-based compensation	1,831	1,601	7,403	8,216
Stock warrant	168	280	868	1,559
Non-cash rent	(14)	4	(803)	(134)
Gain on disposal of assets	(253)	(72)	(380)	(83)
Legal settlement	(900)	—	(900)	900
Postretirement plan amendment and settlement	—	—	62	59
Adjusted EBITDA	$43,792	$40,657	$187,206	$177,891
Retail:
Operating (loss) earnings	(46,000)	1,861	(43,462)	19,011
Adjustments:
LIFO (benefit) expense	(396)	(1,995)	789	3,716
Depreciation and amortization	12,100	11,024	49,121	47,104
Acquisition and integration, net	(99)	1,130	1,065	3,200
Restructuring and goodwill / asset impairment, net	47,713	(41)	58,193	642
Cloud computing amortization	740	434	2,724	1,620
Organizational realignment, net	316	199	1,037	1,970
Severance associated with cost reduction initiatives	26	—	216	15
Stock-based compensation	773	862	3,340	4,320
Non-cash rent	(384)	(509)	(1,876)	(2,465)
Loss on disposal of assets	17	27	96	342
Postretirement plan amendment and settlement	—	—	37	35
Adjusted EBITDA	$14,806	$12,992	$71,280	$79,510

Notes: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”) is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Net (Loss) Earnings to

Adjusted Earnings from Continuing Operations, as well as per diluted share (“adjusted EPS”)

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended
	December 28, 2024			December 30, 2023
		per diluted			per diluted
(In thousands, except per share amounts)	Earnings	share		Earnings	share
Net (loss) earnings	$(35,081)	$(1.04)		$10,305	$0.30
Adjustments:
LIFO expense (benefit)	121			(6,341)
Acquisition and integration, net	(99)			1,157
Restructuring and goodwill / asset impairment, net	56,958			7,819
Organizational realignment, net	842			529
Severance associated with cost reduction initiatives	117			7
Legal settlement	(900)			—
Postretirement plan amendment and settlement	—			(763)
Total adjustments	57,039			2,408
Income tax effect on adjustments (a)	(7,522)			(693)
Total adjustments, net of taxes	49,517	1.46	*	1,715	0.05
Adjusted earnings from continuing operations	$14,436	$0.42		$12,020	$0.35
* Includes rounding

	52 Weeks Ended
	December 28, 2024			December 30, 2023
		per diluted			per diluted
(In thousands, except per share amounts)	Earnings	share		Earnings	share
Net earnings	$299	$0.01		$52,237	$1.50
Adjustments:
LIFO expense	5,167			16,104
Acquisition and integration, net	3,113			3,416
Restructuring and goodwill / asset impairment, net	74,230			9,190
Organizational realignment, net	2,757			5,239
Severance associated with cost reduction initiatives	537			318
Pension refund from annuity provider	(239)			—
Legal settlement	(900)			900
Postretirement plan amendment and settlement	(1,458)			(3,174)
Total adjustments	83,207			31,993
Income tax effect on adjustments (a)	(14,220)			(8,218)
Total adjustments, net of taxes	68,987	2.02		23,775	0.68
Adjusted earnings from continuing operations	$69,286	$2.03		$76,012	$2.18

(a)
The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

Notes: Adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), is a non-GAAP operating financial measure that the Company defines as net (loss) earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted earnings from continuing operations is not a measure of performance under GAAP and should not be considered as a substitute for net (loss) earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Long-Term Debt and Finance Lease Obligations to Net Long-Term Debt and Net Earnings to Adjusted EBITDA

(A Non-GAAP Financial Measure)

(Unaudited)

(In thousands)	December 28, 2024	October 5, 2024
Current portion of long-term debt and finance lease liabilities	$12,838	$9,747
Long-term debt and finance lease liabilities	740,969	626,957
Total debt	753,807	636,704
Cash and cash equivalents	(21,570)	(17,510)
Net long-term debt	$732,237	$619,194

	Rolling 52- Weeks Ended
(In thousands, except for ratio)	December 28, 2024	October 5, 2024
Net earnings	$299	$45,685
Income tax expense	10,726	18,510
Other expenses, net	42,936	41,008
Operating earnings	53,961	105,203
Adjustments:
LIFO expense (benefit)	5,167	(1,295)
Depreciation and amortization	103,412	101,541
Acquisition and integration, net	3,113	4,369
Restructuring and goodwill / asset impairment, net	74,107	25,091
Cloud computing amortization	7,585	6,955
Organizational realignment, net	2,757	2,444
Severance associated with cost reduction initiatives	537	427
Stock-based compensation	10,743	10,602
Stock warrant	868	980
Non-cash rent	(2,679)	(2,786)
Gain on disposal of assets	(284)	(93)
Legal settlement	(900)	—
Postretirement plan amendment and settlement	99	99
Adjusted EBITDA	$258,486	$253,537

Net long-term debt to adjusted EBITDA ratio	2.8	2.4

Notes: Net long-term debt is a non-GAAP financial measure that is defined as long-term debt and finance lease obligations plus current maturities of long-term debt and finance lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long-term debt obligations that are not covered by available cash. Net long-term debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 5: Reconciliation of Purchases of Property and Equipment to Capital Expenditures and IT Capital

(A Non-GAAP Financial Measure)

(Unaudited)

	52 Weeks Ended
(In thousands)	December 28, 2024	December 30, 2023
Purchases of property and equipment	$132,394	$120,330
Plus:
Cloud computing spend	12,050	7,040
Capital expenditures and IT capital	$144,444	$127,370

Notes: Capital expenditures and IT capital is a non-GAAP financial measure calculated by adding spending related to the development of cloud computing applications to capital expenditures, the most directly comparable GAAP measure. Cloud computing spend only includes costs incurred during the application development phase and does not include ongoing costs of hosting or maintenance associated with these applications, which are expensed as incurred. The Company believes it is a useful indicator of the Company’s investment in its facilities and systems as it transitions to more cloud-based IT systems. Capital expenditures and IT capital is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.